Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
November 11, 2014

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2014 EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.0625 PER SHARE

Fiscal 2014 Fourth Quarter Highlights - as compared to the prior year quarter

•	Net sales orders increased 38% in homes to 7,135 and 41% in value to $2.0 billion

•	Homes closed increased 25% in homes to 8,612 and 33% in value to $2.4 billion

•	Pre-tax income increased 24% to $250.8 million

•	Net income increased 19% to $166.3 million
Fiscal 2014 Highlights - as compared to the prior year

•	Net sales orders increased 18% in homes to 29,709 and 27% in value to $8.3 billion

•	Homes closed increased 19% in homes to 28,670 and 30% in value to $7.8 billion

•	Sales order backlog increased 21% in homes to 9,888 and 29% in value to $2.9 billion

•	Pre-tax income increased 24% to $814.2 million

•	Net income increased 15% to $533.5 million

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that pre-tax income for its fourth fiscal quarter ended September 30, 2014 increased 24% to $250.8 million, compared to $202.8 million in the same quarter of fiscal 2013. The quarterly results included $21.3 million of pre-tax inventory and land option charges to cost of sales, compared to $27.1 million in the same quarter of fiscal 2013. Net income for the fourth fiscal quarter was $166.3 million, or $0.45 per diluted share, compared to $139.5 million, or $0.40 per diluted share, in the same quarter of fiscal 2013. Homebuilding revenue for the fourth quarter of fiscal 2014 increased 33% to $2.4 billion from $1.8 billion in the same quarter of 2013. Homes closed in the quarter increased 25% to 8,612, compared to 6,866 homes in the year-ago quarter.

For the fiscal year ended September 30, 2014, the Company's pre-tax income increased 24% to $814.2 million, compared to $657.8 million in fiscal 2013. The fiscal year results included $85.2 million of pre-tax inventory and land option charges to cost of sales, compared to $31.1 million in the prior year. Net income for the fiscal year ended September 30, 2014 was $533.5 million, or $1.50 per diluted share, compared to $462.7 million, or $1.33 per diluted share, in fiscal 2013. Homebuilding revenue for the fiscal year ended September 30, 2014 increased 29% to $7.9 billion from $6.1 billion in fiscal 2013. Homes closed in fiscal 2014 increased 19% to 28,670, compared to 24,155 homes in fiscal 2013.

Net sales orders for the fourth quarter ended September 30, 2014 increased 38% to 7,135 homes from 5,160 homes in the year-ago quarter and the value of net sales orders increased 41% to $2.0 billion from $1.4 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2014 was 28%. Net sales orders for the fiscal year ended September 30, 2014 increased 18% to 29,709 homes from 25,120 homes in fiscal 2013 and the value of net sales orders increased 27% to $8.3 billion from $6.6 billion. The Company’s sales order backlog of homes under contract at September 30, 2014 increased 21% to 9,888 homes from 8,205 homes at September 30, 2013. The value of the backlog increased 29% to $2.9 billion at September 30, 2014 from $2.2 billion a year ago.

The Company ended the year with $632.5 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 34.5%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.0625 per common share. The dividend is payable on December 15, 2014 to stockholders of record on December 1, 2014.

Donald R. Horton, Chairman of the Board, said, “With the largest market share in Company history and 46% more homes closed than any other builder in the most recently reported twelve-month period, D.R. Horton has solidified its position to be the nation’s largest builder for the 13th consecutive year in calendar 2014. We completed fiscal 2014 with strong profitability in our fourth quarter with $250.8 million of pre-tax income and a 10.1% pre-tax operating margin. Net homes sold, closed and in backlog all increased by double-digit percentages in both the fourth quarter and the full fiscal year. For the year, our homebuilding and financial services operations generated a 24% increase in pre-tax income to $814.2 million, on consolidated revenues of $8.0 billion.

"We are well-positioned to continue to grow both our revenues and pre-tax profits at a double-digit pace with our solid balance sheet, industry-leading market share, broad geographic footprint, diversified product offerings across our three brands and our inventories of homes and finished lots. With a 29% increase in our beginning backlog value and a greater than 20% year-over-year increase in our October net sales orders, we are off to a great start in fiscal 2015.”

The Company will host a conference call today (Tuesday, November 11th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for twelve consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 28,670 homes during its fiscal year ended September 30, 2014. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that with the largest market share in Company history and 46% more homes closed than any other builder in the most recently reported twelve-month period, D.R. Horton has solidified its position to be the nation’s largest builder for the 13th consecutive year in calendar 2014 and that we are well-positioned to continue to grow both our revenues and pre-tax profits at a double-digit pace with our solid balance sheet, industry-leading market share, broad geographic footprint, diversified product offerings across our three brands and our inventories of homes and finished lots. The forward-looking statements also include that with a 29% increase in our beginning backlog value and a greater than 20% year-over-year increase in our October net sales orders, we are off to a great start in fiscal 2015.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions or general economic conditions; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; our ability to realize the full amount of our deferred income tax assets; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2014	2013
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$632.5	$954.2
Restricted cash	10.0	77.8
Inventories:
Construction in progress and finished homes	3,541.3	2,498.0
Residential land and lots — developed and under development	3,800.0	3,215.2
Land held for development	332.8	450.2
Land held for sale	26.4	34.0
	7,700.5	6,197.4
Deferred income taxes, net of valuation allowance of $31.1 million and $31.0 million at September 30, 2014 and 2013, respectively	565.0	586.6
Property and equipment, net	190.8	106.7
Other assets	441.1	419.6
Goodwill	94.8	38.9
	9,634.7	8,381.2
Financial Services:
Cash and cash equivalents	29.3	23.2
Mortgage loans held for sale	476.9	395.1
Other assets	61.6	56.9
	567.8	475.2
Total assets	$10,202.5	$8,856.4
LIABILITIES
Homebuilding:
Accounts payable	$480.3	$346.4
Accrued expenses and other liabilities	875.0	886.0
Notes payable	3,323.6	3,270.4
	4,678.9	4,502.8
Financial Services:
Accounts payable and other liabilities	44.7	53.6
Mortgage repurchase facility	359.2	238.6
	403.9	292.2
Total liabilities	5,082.8	4,795.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 371,786,765 shares issued and 364,586,694 shares outstanding at September 30, 2014 and 330,143,689 shares issued and 322,943,618 shares outstanding at September 30, 2013	3.7	3.3
Additional paid-in capital	2,613.7	2,042.0
Retained earnings	2,630.5	2,145.6
Treasury stock, 7,200,071 shares at September 30, 2014 and 2013, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	2.2	1.9
Total stockholders’ equity	5,115.8	4,058.5
Noncontrolling interests	3.9	2.9
Total equity	5,119.7	4,061.4
Total liabilities and equity	$10,202.5	$8,856.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2014	2013	2014	2013
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$2,403.6	$1,802.0	$7,804.7	$6,024.8
Land/lot sales and other	19.7	15.8	53.8	61.1
	2,423.3	1,817.8	7,858.5	6,085.9
Cost of sales:
Home sales	1,911.6	1,407.2	6,139.1	4,771.5
Land/lot sales and other	16.7	12.1	44.3	50.9
Inventory and land option charges	21.3	27.1	85.2	31.1
	1,949.6	1,446.4	6,268.6	4,853.5
Gross profit:
Home sales	492.0	394.8	1,665.6	1,253.3
Land/lot sales and other	3.0	3.7	9.5	10.2
Inventory and land option charges	(21.3)	(27.1)	(85.2)	(31.1)
	473.7	371.4	1,589.9	1,232.4
Selling, general and administrative expense	241.0	186.6	834.2	649.9
Interest expense	—	—	—	5.1
Other (income)	(3.9)	(4.6)	(13.1)	(14.9)
Homebuilding pre-tax income	236.6	189.4	768.8	592.3
Financial Services:
Revenues, net of recourse and reinsurance expense	49.0	42.0	166.4	173.4
General and administrative expense	37.5	31.5	131.2	116.4
Interest and other (income)	(2.7)	(2.9)	(10.2)	(8.5)
Financial services pre-tax income	14.2	13.4	45.4	65.5
Income before income taxes	250.8	202.8	814.2	657.8
Income tax expense	84.5	63.3	280.7	195.1
Net income	$166.3	$139.5	$533.5	$462.7
Other comprehensive income, net of income tax:	—	—	0.3	1.7
Comprehensive income	$166.3	$139.5	$533.8	$464.4
Basic:
Net income per share	$0.46	$0.43	$1.57	$1.44
Weighted average number of common shares	364.5	322.9	340.5	322.1
Diluted:
Net income per share	$0.45	$0.40	$1.50	$1.33
Numerator for diluted net income per share after assumed conversions	$166.3	$145.9	$550.0	$486.6
Adjusted weighted average number of common shares	367.6	364.4	366.6	364.9
Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$36.6	$29.1	$123.1	$110.2
Depreciation and amortization	$11.8	$6.7	$38.4	$22.7
Interest incurred	$41.8	$47.3	$185.8	$172.8

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2014	2013
	(In millions)
OPERATING ACTIVITIES
Net income	$533.5	$462.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	38.4	22.7
Amortization of discounts and fees	27.4	39.7
Stock based compensation expense	26.2	19.0
Excess income tax benefit from employee stock awards	(0.6)	(6.7)
Deferred income taxes	17.4	130.9
Gain on sale of marketable securities	—	(0.2)
Inventory and land option charges	85.2	31.1
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(918.2)	(815.3)
Increase in residential land and lots – developed, under development, held for development and held for sale	(513.6)	(1,235.6)
Decrease in other assets	8.8	18.3
Decrease in income taxes receivable	—	14.4
Increase in mortgage loans held for sale	(81.8)	(49.8)
Increase in accounts payable, accrued expenses and other liabilities	115.9	139.5
Net cash used in operating activities	(661.4)	(1,229.3)
INVESTING ACTIVITIES
Purchases of property and equipment	(100.2)	(58.0)
Purchases of marketable securities	—	(28.9)
Proceeds from the sale or maturity of marketable securities	—	325.4
Decrease (increase) in restricted cash	67.8	(28.5)
Net principal increase of other mortgage loans and real estate owned	(5.6)	(2.5)
Purchase of debt securities collateralized by residential real estate	—	(18.6)
Principal payments received on debt securities collateralized by residential real estate	—	1.4
Payments related to acquisition of a business	(244.1)	(9.4)
Net cash (used in) provided by investing activities	(282.1)	180.9
FINANCING ACTIVITIES
Proceeds from notes payable	1,427.6	1,307.9
Repayment of notes payable	(796.9)	(345.1)
Proceeds from stock associated with certain employee benefit plans	45.2	29.7
Excess income tax benefit from employee stock awards	0.6	6.7
Cash dividends paid	(48.6)	(60.2)
Net cash provided by financing activities	627.9	939.0
DECREASE IN CASH AND CASH EQUIVALENTS	(315.6)	(109.4)
Cash and cash equivalents at beginning of year	977.4	1,086.8
Cash and cash equivalents at end of year	$661.8	$977.4

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2014		2013		2014		2013
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,084	$301.0	562	$162.2	3,867	$1,074.2	2,624	$723.6
Midwest	355	125.8	279	100.1	1,413	514.9	1,480	503.2
Southeast	2,042	526.4	1,570	395.4	8,529	2,164.4	7,408	1,759.2
South Central	2,194	490.1	1,718	369.7	9,707	2,144.5	8,074	1,683.1
Southwest	291	65.6	227	52.9	1,298	285.2	1,381	288.9
West	1,169	500.9	804	347.8	4,895	2,125.4	4,153	1,609.0
	7,135	$2,009.8	5,160	$1,428.1	29,709	$8,308.6	25,120	$6,567.0

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2014		2013		2014		2013
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,121	$310.1	792	$218.2	3,537	$948.0	2,505	$667.8
Midwest	384	144.6	421	141.4	1,342	483.0	1,449	471.3
Southeast	2,643	661.5	2,002	470.4	8,743	2,158.0	6,807	1,520.4
South Central	2,649	577.9	2,112	437.1	9,046	1,948.6	7,609	1,520.8
Southwest	352	77.4	426	86.7	1,348	285.2	1,605	327.7
West	1,463	632.1	1,113	448.2	4,654	1,981.9	4,180	1,516.8
	8,612	$2,403.6	6,866	$1,802.0	28,670	$7,804.7	24,155	$6,024.8

SALES ORDER BACKLOG
	As of September 30,
	2014		2013
	Homes	Value	Homes	Value
East	1,451	$416.7	782	$226.3
Midwest	527	191.3	456	159.4
Southeast	2,901	790.7	2,810	703.7
South Central	3,358	791.7	2,697	595.8
Southwest	425	96.0	475	96.1
West	1,226	572.4	985	428.8
	9,888	$2,858.8	8,205	$2,210.1